                                                                    EXHIBIT 10.9




                                   EXHIBIT C





                                LEASE AGREEMENT


                                    BETWEEN


                              --------------------
                                   (LANDLORD)


                                      AND


                              --------------------
                                    (TENANT)

                               TABLE OF CONTENTS

                                                                                                                 Page No.
                                                                                                                 --------
                                                        ARTICLE 1
                                                    LEASE OF PROPERTY
         Section 1.1      Premises Leased . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.2      Premises Defined  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.3      Habendum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.4      Termination of Prior Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

                                                        ARTICLE 2
                                                      TERM OF LEASE

                                                        ARTICLE 3
                                                           RENT
         Section 3.1      Base Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 3.2      Additional Rent and Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 3.3      Payment of Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

                                                        ARTICLE 4
                                            IMPOSITIONS, UTILITIES, NET LEASE
         Section 4.1      Impositions Defined . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 4.2      Tenant's Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 4.3      Tax Contest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 4.4      Evidence Concerning Impositions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 4.5      Utilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 4.6      Net Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

                                                        ARTICLE 5
                                                       IMPROVEMENTS
         Section 5.1      Alterations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 5.2      Mechanic's and Materialmen's Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 5.3      Ownership of Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 5.4      Condition of Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

                                                        ARTICLE 6
                                              USE, MAINTENANCE, AND REPAIRS
         Section 6.1      Use . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 6.2      Maintenance and Repairs by Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 6.3      Maintenance and Repairs by Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

                                                        ARTICLE 7
                                                 INSURANCE AND INDEMNITY
         Section 7.1      Building Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 7.2      Liability Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 7.3      Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 7.4      Tenant's Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 7.5      Landlord's Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 7.6      Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                                                        ARTICLE 8
                                                  CASUALTY; CONDEMNATION
         Section 8.1      Tenant's Obligation to Restore  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 8.2      Restoration and Deposit of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 8.3      Notice of Damage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 8.4      Total Taking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 8.5      Partial Taking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 8.6      Temporary Taking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 8.7      Mortgagee's Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 8.8      Notice of Taking, Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                        ARTICLE 9
                                                ASSIGNMENT AND SUBLETTING
         Section 9.1      Tenant's Right to Assign  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                        ARTICLE 10
                                                    TENANT'S FINANCING
         Section 10.1     Tenant's Right to Encumber  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 10.2     Mortgagee Protective Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                        ARTICLE 11
                                        WARRANTY OF TITLE AND PEACEFUL POSSESSION

                                                        ARTICLE 12
                                                   DEFAULT AND REMEDIES
         Section 12.1     Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 12.2     Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                                        ARTICLE 13
                                                      MISCELLANEOUS
         Section 13.1     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 13.2     Performance of Other Party's Obligations  . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 13.3     Modification and Non-Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 13.4     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 13.5     Number and Gender; Captions; References . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 13.6     Estoppel Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 13.7     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 13.8     Attorney Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 13.9     Surrender of Premises; Holding Over . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 13.10    Relation of Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 13.11    Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 13.12    Non-Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 13.13    Entireties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 13.14    Recordation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 13.15    Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 13.16    Landlord's Joinder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 13.17    No Third Parties Benefitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 13.18    Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 13.19    Perpetuities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 13.20    Transfer of Landlord's Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 13.21    Landlord's Separate Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 13.22    Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

         Section 13.23    Past Due Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                                                        ARTICLE 14
                                               OPTION TO PURCHASE PREMISES
         Section 14.1     Right of First Refusal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 14.2     Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                                                        ARTICLE 15
                                                       ARBITRATION
         Section 15.1     Arbitration Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24



Exhibit A - Land
Exhibit B - Exceptions to Title
Exhibit C - Schedule of Base Rent by Property
Exhibit D - Representations of Landlord
Exhibit E - Guaranty

                             LIST OF DEFINED TERMS

                                                                                                                 Page No.
                                                                                                                 --------
Ad Valorem Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Additional Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Adjustment Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Alterations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Approved Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Commencement Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Completion Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Construction Standards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
CPI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Default Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Depositary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Early Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Emergency Repairs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Full insurable value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Governmental Authorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Impositions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Improvements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Indemnified Landlord Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Indemnified Tenant Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Landlord  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Landlord's Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Landlord's Financing Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Lease Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Permitted Mortgagees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Permitted Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Possible Early Termination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Prior Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Structural Components . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Substitute Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Tenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Tenant New Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

                                LEASE AGREEMENT

         This Lease Agreement ("LEASE") is entered into as of ______________, 19____, between ___________________________ _______________, a
__________________________ ("LANDLORD"), and ______________________ , a
________ ("TENANT").

                                   ARTICLE 1
                               LEASE OF PROPERTY

         Section 1.1 PREMISES LEASED. Landlord leases to Tenant, and Tenant leases from Landlord the real property described on Exhibit A (the "LAND"), together with all of Landlord's rights, interests, estates, and appurtenances thereto, all improvements thereon, and all other rights, titles, interests, and estates, if any, of the Landlord in adjacent streets and roads.

         Section 1.2 PREMISES DEFINED. All of the Land and the properties, rights, and interests leased to Tenant pursuant to Section 1.1, together with all improvements now or hereafter constructed thereon, are hereinafter collectively referred to as the "PREMISES."

         Section 1.3 HABENDUM. To have and to hold the Premises, together with all and singular the rights, privileges, and appurtenances thereunto attaching or in anywise belonging, exclusively unto Tenant, its successors and assigns, upon the terms and conditions set forth herein and subject to the matters set forth on Exhibit B.

         Section 1.4 TERMINATION OF PRIOR LEASE. The Premises was previously subject to a lease agreement by and between Landlord and Tenant ("PRIOR LEASE"). Immediately upon the execution (and delivery to each other) by Landlord and Tenant of this Lease, the Prior Lease shall automatically terminate and be of no further force and effect; provided, however, Landlord and Tenant shall, upon the request of any party hereto, execute and deliver to each other a written instrument evidencing such termination. Upon the termination of the Prior Lease in accordance with the foregoing provisions, this Lease shall supersede and replace the Prior Lease in its entirety.


                                   ARTICLE 2
                                 TERM OF LEASE

         Unless sooner terminated as herein provided, this Lease shall continue in effect for a term ("TERM") commencing on the date hereof and ending at 11:59 p.m.,__________________ (City) ,_________________ (State) time, on the first date to occur of ____________________, 20_____ [30 years from the date hereof] or the Early Termination Date. The EARLY TERMINATION DATE shall be December 31, 20____ [10 years from the date hereof], December 31, 20_____ [15 years from the date hereof], December 31, 20______ [20 years from the date hereof], or December 31, 20_____ [25 years from the date hereof]; whichever of such dates (each of which dates is herein referred to as a "POSSIBLE EARLY TERMINATION DATE") is designated by Tenant, in its sole discretion, in a written notice delivered to Landlord no less than six months prior to the Early Termination Date.

                                   ARTICLE 3
                                      RENT

         Section      3.1         BASE RENT.

                 (a)      Subject to the terms and provisions contained in this
Section 3.1, Tenant shall pay Landlord monthly Base Rent of ________________________________________ Dollars ($ _________) [The amount of
Base Rent for the applicable property that will be subject to this Lease is contained on the attached Exhibit C and the foregoing blanks relating to Base Rent will be completed prior to execution of this Lease based on the applicable amount shown thereon.], in advance on or before the first day of each calendar month during the Term, subject to adjustment as hereafter provided. If the Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Base Rent for such month shall be prorated on the basis of 1/30th of the monthly Base Rent for each day of such month. If the CPI on any Adjustment Date shall be greater than the CPI for the Commencement Date, monthly Base Rent commencing on the Adjustment Date shall be adjusted to be the original monthly Base Rent specified in this Section 3.1(a) plus an amount equal to one-half (1/2) of the product obtained by multiplying: (i) the original monthly Base Rent specified in this Section 3.1 (a) by (ii) the percentage increase in the CPI from the Commencement Date through the Adjustment Date. "ADJUSTMENT DATE" shall be January 1 of each of the following years: 20____ [5 years from the date hereof]; 20___ [10 years from the date hereof]; 20___ [15 years from the date hereof]; 20___ [20 years from the date hereof]; and 20___ [25 years from the date hereof], and the term "CPI" shall have the meaning specified therefor in
Section  13.5.

         During the Term, none of Landlord's Financing, as hereinafter defined, may be modified or refinanced except in accordance with the following:

                 (i) Landlord may refinance or modify Landlord's Financing if the effect of any such modification does not result in an increase in principal and interest payable by Landlord during any Lease Year which exceeds Base Rent required to be paid by Tenant during such Lease Year. As an example and not by way of limitation, Landlord may refinance Landlord's Financing by
                 (x) increasing the principal amount thereof while maintaining the amount of the current principal and interest payments (or payments which are less than the current payments) with respect to Landlord's Financing but providing for a balloon payment which is required to be paid after the end of the Term, or (y) maintaining the amount of the current principal and interest payments on Landlord's Financing (or payments which are less than the current payments) but providing for an increased rate of interest thereunder with an accrual feature permitting Landlord to defer accrued but unpaid interest by adding the same to the principal balance of Landlord's Financing so long as the payment of such accrued but unpaid interest is required to be paid after the end of the Term. In connection with any refinancing or modification permitted under this clause (i), Landlord agrees to use its best efforts to obtain for Landlord and Tenant from the applicable refinancing lender a mutual recognition and attornment agreement complying with all of the terms and provisions of
                 Article 11.

                 (ii) If Landlord desires to refinance or modify Landlord's Financing in any manner which does not comply with the requirements of the immediately preceding clause (i), then prior to the date of such refinancing, Landlord must deliver to Tenant from the refinancing lender a mutual recognition and attornment agreement complying with all of the terms and provisions of Article 11.

                 (b) As used herein, "COMMENCEMENT DATE" means the date hereof and the term "LEASE YEAR" means the 12-month period commencing on the date hereof and each subsequent 12-month period during the Term.

         Section 3.2 ADDITIONAL RENT AND RENT. All amounts required to be paid by Tenant under the terms of this Lease, other than Base Rent, are herein from time to time collectively referred to as "ADDITIONAL RENT." Base Rent and Additional Rent are herein collectively referred to as "RENT."

         Section 3.3 PAYMENT OF RENT. Base Rent shall be payable to Landlord at the original or changed address of Landlord as set forth in
Section 13.1 or to such other persons or at such other addresses in the United States of America as Landlord may designate from time to time in writing to Tenant; however, if Tenant receives notice of a default under the Landlord's Financing (defined below), then Tenant shall have the right, but not the obligation, to pay to Landlord's Financing Lender (defined below) any sums due and owing on such Landlord's Financing and all such payments by Tenant shall reduce the amount of Rent owing to Landlord. Additional Rent shall be paid as herein set forth. Base Rent shall be paid by Tenant in lawful money of United States of America without notice, demand, or offset except as provided in this Lease.


                                   ARTICLE 4
                       IMPOSITIONS, UTILITIES, NET LEASE

         Section 4.1 IMPOSITIONS DEFINED. "IMPOSITIONS" means all taxes, assessments, use and occupancy taxes, water, storm water and sewer charges, rates and rents, charges for public utilities, excises, levies, license and permit fees, and other charges by any public authority, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, including penalties levied for failure by Tenant to pay any of same in a timely manner, which shall or may during the Term be assessed, levied, charged, confirmed or imposed by any Governmental Authority (defined below) upon (a) the Premises or any part thereof, (b) the buildings or improvements now or hereafter comprising a part thereof, (c) the appurtenances thereto or the sidewalks, streets, or vaults adjacent thereto, (d) the rent and income received by or for the account of Tenant from any sublessees or for any use or occupation of the Premises, (e) such franchises, licenses, and permits as may be pertinent to the use of the Premises, or (f) any documents to which the Tenant is a party creating or transferring an interest or estate in the Premises; in each case, only to the extent the same are attributable to the Premises. Impositions shall not include any income tax, capital levy, estate, succession, inheritance or transfer taxes, or similar tax of Landlord; any franchise tax imposed upon any owner of the fee of the Premises; or any income, profits, or revenue tax, assessment, or charge imposed upon the rent or other benefit received by Landlord under this Lease by any municipality, county, state, the United States ofAmerica, or any other governmental body, subdivision, agency, or authority (all of such foregoing governmental bodies are collectively referred to herein as "GOVERNMENTAL AUTHORITIES"). If at any time during the Term the present method of taxation shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and improvements thereon (herein collectively called "AD VALOREM TAXES") shall be discontinued and in whole or partial substitution therefor, taxes, assessments, levies, impositions, or charges shall be levied, assessed, and/or imposed wholly or partially as a capital levy or otherwise on the rents received from real estate or the Rents reserved herein or any part thereof, then such substitute taxes, assessments, levies, impositions, or charges (herein collectively called "SUBSTITUTE TAXES"), to the extent so levied, assessed, or imposed, shall be deemed to be included within the term "Impositions". Notwithstanding the foregoing, if a discontinuance occurs as to only a portion of Ad Valorem Taxes and the substitution therefor provided in the immediately preceding sentence has occurred, then if the remaining Ad Valorem Taxes are subsequently reduced, then the amounts that Tenant is required to pay with respect to Substitute Taxes shall be reduced by an amount equal to the fraction, the numerator of which is the amount of the reduction in the remaining portion of Ad Valorem Taxes over the amount of Ad Valorem Taxes immediately prior to such reduction.

         Section 4.2 TENANT'S OBLIGATION. During the Term, Tenant will pay all Impositions before they become delinquent. Impositions that are payable by Tenant for the tax year in which this Lease commences as well as during the year in which the Term ends shall be apportioned so that Tenant shall pay its share of the Impositions payable by Tenant for the portion of such Taxes allocable to the portion of such year occurring during the Term. Where any Imposition that Tenant is obligated to pay may be paid pursuant to law in installments and shall only be obligated to pay such installments that become due during the Term, Tenant may pay such Imposition in installments as and when such installments become due. Tenant shall, if so requested, deliver to Landlord evidence of due payment of all Impositions Tenant is obligated to pay hereunder, concurrently with the making of such payment. If Landlord's Financing Lender requires Landlord to prepay Ad Valorem Taxes to Lender or its designee, then upon notification from Landlord to Tenant, Tenant shall pay to Landlord with each payment of Basic Rent due hereunder an amount equal to one-twelfth (1/12th) of the estimated Ad Valorem Taxes for the then applicable calendar year. Such estimate shall be based on the actual Ad Valorem Taxes paid for the Premises for the immediately preceding calendar year. Notwithstanding anything to the contrary contained in this Lease including, without limitation, this Section 4.2, Tenant's obligation to pay Ad Valorem Taxes as part of Impositions shall be reduced by the amount of any payments made to Landlord in accordance with the foregoing. In the event that such payments by Tenant exceed the amounts actually paid in connection with such Ad Valorem Taxes, Landlord shall promptly return the excess to Tenant. Landlord agrees that to the extent that Landlord has collected any portion of such Ad Valorem Taxes from Tenant, Landlord shall pay or cause to be paid all such sums to the applicable taxing authorities on or before the applicable due date thereof to satisfy all applicable Ad Valorem Taxes, and the remainder shall be returned to Tenant in accordance with the foregoing terms.

         Section 4.3 TAX CONTEST. Tenant may, at its expense, contest the validity or amount of any Imposition for which it is responsible, in which event the payment thereof may be deferred, as permitted by law, during the pendency of such contest, if diligently prosecuted. Landlord shall cooperate with Tenant in connection with any such contest but Landlord shall not be required to spend any sums or incur any liability in cooperating with Tenant. Nothing herein contained, however, shall be construed to allow any Imposition to remain unpaid for such length of time as would permit the Premises, or any part thereof, to be sold or seized by any Governmental Authority for the nonpayment thereof.

         Section 4.4 EVIDENCE CONCERNING IMPOSITIONS. The certificate, advice, bill, or statement issued or given by the appropriate officials authorized by law to issue the same or to receive payment of any Imposition of the existence, nonpayment, or amount of such Imposition shall be prima facie evidence for all purposes of the existence, nonpayment, or amount of such Imposition.

         Section 4.5 UTILITIES. Tenant shall pay all charges for gas, electricity, light, heat, air conditioning, power, telephone and other communication services, and all other utilities and similar services rendered or supplied to the Premises, and all water rents, sewer service charges, or other similar charges levied or charged against, or in connection with, the Premises.

         Section 4.6 NET LEASE. Except as expressly provided herein (including, without limitation, Section 6.3), Landlord shall not be required to make any expenditure, incur any obligation, or incur any liability of any kind whatsoever in connection with the Premises or the financing, construction, maintenance, operation, or repair of the Premises. It is expressly understood and agreed that this is a completely net lease intended to assure Landlord the rentals herein reserved on an absolute net basis.

                                   ARTICLE 5
                                  IMPROVEMENTS

         Section 5.1 ALTERATIONS. At any time and from time to time during the Term, Tenant may perform such alteration, renovation, repair, refurbishment, and other work (herein such matters being collectively called the "ALTERATIONS") with regard to any Improvements as Tenant may elect. All buildings, structures, and other improvements located at any time on the Land are herein called the "IMPROVEMENTS". Any and all alteration, renovation, repair, refurbishment, or other work with regard thereto shall be performed, in accordance with the following "CONSTRUCTION STANDARDS" (herein so referenced):

                 (i) All such construction or work shall be performed in a good and workmanlike manner in accordance with good industry practice for the type of work in question;

                 (ii) All such construction or work shall be done in compliance with all applicable building codes, ordinances, and other laws or regulations of Governmental Authorities having jurisdiction;

                 (iii) No such construction or work shall be commenced until there shall have been first obtained all licenses, permits, and authorizations required of all Governmental Authorities having jurisdiction;
                 (iv) Tenant shall have obtained and shall maintain in force and effect the insurance coverage required in Article 7 with respect to the type of construction or work in question;

                 (v) After commencement, such construction or work shall be prosecuted with due diligence to its completion;

                 (vi) Without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed and shall be deemed given if a request is not approved or denied within thirty (30) days after receipt, no Alteration shall be made which (x) involves any material repairs or modifications to the structural portions of the Premises, or (y) would impair the market value, structural integrity or usefulness of the Premises for the purposes for which the same are presently being used; and

                 (vii) Tenant shall furnish Landlord with a copy of all plans and specifications relating to each Alteration to the extent that such plans and specifications have been furnished to Tenant.

         Section 5.2 MECHANIC'S AND MATERIALMEN'S LIENS. Tenant shall have no right, authority, or power to bind Landlord or any interest of Landlord in the Premises for any claim for labor or for material or for any other charge or expense incurred in construction of any Improvements or performing any alteration, renovation, repair, refurbishment, or other work with regard thereto, nor to render Landlord's interest in the Premises liable for any lien or right of lien for any labor, materials, or other charge or expense incurred in connection therewith, and Tenant shall in no way be considered as the agent of Landlord in the construction, erection, or operation of any such Improvements. If any liens or claims for labor or materials supplied or claimed to have been supplied to the Premises shall be filed, Tenant shall promptly pay or bond such liens to Landlord's reasonable satisfaction or otherwise obtain the release or discharge thereof.

         Section 5.3 OWNERSHIP OF IMPROVEMENTS. During the Term all currently existing Improvements shall be solely the property of Landlord. All other Improvements which may be added by Tenant (which do not constitute replacements of existing Improvements) shall be the property of Tenant, but at the end of the Term, all then-existing Improvements shall be the property of Landlord. However, upon expiration or earlier termination of this Lease, Tenant shall have the right to remove all movable equipment, furniture, furnishings and other personal property located in the Premises and other items not permanently attached to the Premises provided that Tenant repairs any damages caused by the removal of such items.

         Section 5.4 CONDITION OF IMPROVEMENTS. Except as to any asbestos which may be present, whether friable or unfriable, Tenant acknowledges that it accepts the Improvements "as-is" and that except for the representations and warranties expressly set forth in this Lease and in Exhibit D hereto, Landlord makes no representations or warranties as to the condition of the Improvements. Landlord shall remain fully liable and responsible for the presence of asbestos on any portion of the Premises prior to the date of this Lease even if such asbestos is in an unfriable state on the date of this Lease and Tenant thereafter disturbs such asbestos in any manner including, without limitation, in connection with any alterations performed by Tenant on the Premises. If Tenant intentionally disturbs or causes to be disturbed by any contractor or other party any asbestos presently located on the Premises of which Tenant has actual knowledge, then any such disturbance of such asbestos shall only be done in accordance with all laws, regulations, ordinances, or requirements of any Governmental Authority having jurisdiction in the Premises including, without limitation, those which govern the disposition of Hazardous Materials.


                                   ARTICLE 6
                         USE, MAINTENANCE, AND REPAIRS

         Section      6.1         USE.

                 (a) Subject to the terms and provisions hereof, Tenant may use and enjoy the Premises only for the sale, lease, trade or repair of motor or other vehicles and other uses in the course of prudent business practices normally associated therewith including, without limitation, the sale of parts and services. Without limiting the generality of the foregoing, the provisions relating to use of the Premises shall be broadly construed to encompass all uses normally associated with premises occupied by automobile, boat and recreational vehicle dealerships. Tenant shall not use or occupy, permit the Premises to be used or occupied, nor do or permit anything to be done in or on the Premises in a manner which would constitute a public or private nuisance, or which would violate (i) any laws, regulations, ordinances, or requirements of any Governmental Authority having jurisdiction in the Premises including, without limitation, those which relate to Hazardous Materials, or (ii) any recorded restrictive covenants covering the Premises provided that such restrictive covenants do not impair Tenant's use of the Premises for the purposes set forth herein.

                 (b) Tenant covenants and agrees that Tenant shall not at any time maintain on, dispose of or generate on or discharge or release to or from the Premises, or permit any party in possession through or under Tenant to maintain on, dispose of, discharge from or generate or release on the Premises, any "HAZARDOUS MATERIALS" (hereinafter defined), except for (i) any Hazardous Materials that may be used, generated or maintained in the ordinary course of Tenant's operations at the Premises for the use permitted under Section 6.1(a), and (ii) any asbestos in any form existing on the Premises as of the date of this Lease. Subject to the foregoing, Tenant or any party in possession through or under Tenant or any persons occupying or present on the Premises with the consent of Tenant shall not at any time discharge from, spill or release to the Premises any Hazardous Materials. Except for any asbestos in any form existing on the Premises as of the date of this Lease (the proper disposition of which shall always be the responsibility of Landlord), Tenant agrees to comply, and to cause all its employees, agents, contractors, invitees, customers and any other persons occupying or present on the Premises with the consent of Tenant to comply, with all applicable building codes and other federal, state and municipal laws, directives, orders, ordinances and regulations (collectively "LAWS") relating to Hazardous Materials with respect to any use by Tenant of such Hazardous Materials and with all Laws relating to the environment. The term "Hazardous Materials" as used herein shall include any hazardous waste, hazardous substances or any pollutant or contaminant as defined by 42 U.S.C. Section 9601, and any toxic substances, petroleum, oil, asbestos or other hazardous materials, chemical or substances now or hereafter regulated by any Laws relating to hazardous or toxic materials, wastes or substances and/or the environment. The foregoing covenants and agreements of Tenant shall survive the term and expiration or termination of this Lease, and Tenant shall immediately notify Landlord of its receipt of any report, citation, notice or other writing by, to or from any governmental or quasi-government authority and power to regulate or oversee any of the foregoing activities or in any way related to or connected with Hazardous Materials.

         Section 6.2 MAINTENANCE AND REPAIRS BY TENANT. Subject to Tenant's rights under this Lease including, without limitation, Article 5 and Article 8, and Landlord's obligations under this Lease including, without limitation, the provisions of Section 6.3, Tenant shall maintain the Premises including, without limitation, the roof (but excluding the structural support components thereof) and the sidewalks and curbs around the Premises in good order, repair, and condition at all times. In connection with Tenant's maintenance of the roof of the Premises, if Tenant replaces any portion of the roof then such replaced portion shall be deemed by the parties hereto to have a useful life equal to ten years from the date of completion of such replacement ("COMPLETION DATE"). Except as to any Tenant New Improvements (as defined in
Section 6.3), in the event Tenant has replaced any portion of the roof of the Premises and prior to the end of the ten-year useful life of such replaced portion Tenant has exercised its right to terminate this Lease in accordance with the provisions contained herein, then Landlord shall pay to Tenant on the date that this Lease is terminated an amount equal to the cost of such replaced portion of the roof times a fraction, the numerator of which is 120 minus the number of months from the Completion Date to the date this Lease is terminated, and the denominator of which is 120.

         Section 6.3 MAINTENANCE AND REPAIRS BY LANDLORD. Landlord shall maintain and repair all structural portions of the Premises including, without limitation, the foundation, all structural supports relating to the roof of the Premises and all other structural support components of the Premises (herein collectively called "STRUCTURAL COMPONENTS"). Subject to the immediately following sentence, Landlord shall not be liable for any failure to make such repairs or to perform any maintenance unless Landlord fails to commence such repairs within thirty (30) days after its receipt of written notice of a need for such repairs or maintenance from Tenant and diligently and continuously prosecutes the completion of such repairs or maintenance on or before one-hundred eighty (180) days after its receipt of such notice. In connection with any maintenance or repair obligation of Landlord set forth herein which Landlord fails to perform promptly upon receipt of notice from Tenant and which is an imminent threat to the health, safety or welfare of any persons on the Premises ("EMERGENCY REPAIRS") and in addition to all other remedies Tenant may have under this Lease and at law and in equity, Tenant may perform such Emergency Repairs and shall be entitled to offset the amounts necessary for such maintenance against any Rent due under this Lease in the regular order of payment. If Landlord fails to maintain and repair the Premises in accordance with the forgoing provisions, then Tenant shall have the option of either (i) performing such maintenance or repairs and Tenant shall be entitled to credit against the next accruing monthly rental payments all amounts relating to such maintenance and repairs, (ii) terminating this Lease by giving written notice thereof to Landlord, except in the case of Emergency Repairs, which are governed by the foregoing provisions, or (iii) pursuing any and all other remedies available to Tenant under this Lease, at law or in equity. Notwithstanding anything to the contrary contained in this Section 6.3, in the event Tenant constructs or causes to be constructed any new improvements ("TENANT NEW IMPROVEMENTS") or causes any of the existing Structural Components to be modified in any manner, then Landlord shall have no maintenance or repair obligations with respect to such new improvements or the modified existing Structural Components to extent so modified by Tenant.

                                   ARTICLE 7
                            INSURANCE AND INDEMNITY

         Section 7.1 BUILDING INSURANCE. Tenant will, at its cost and expense, keep and maintain in force the following policies of insurance:

         (1) Insurance on the Improvements against loss or damage by fire and against loss or damage by any other risk now and from time to time insured against by "extended coverage" provisions of policies generally in force on improvements of like type in the city in which the Premises are located, and in builder's risk completed value form during construction, in amounts sufficient to provide coverage for the full insurable value of the Improvements; the policy for such insurance shall have a replacement cost endorsement or similar provision. "FULL INSURABLE VALUE" shall mean actual replacement value (exclusive of cost of excavation, foundations, and footings below the surface of the ground or below the lowest basement level), and such full insurable value shall be confirmed from time to time at the request of Landlord by one of the insurers.

         (2) Boiler and pressure apparatus insurance to the limit of not less than $____________________ with respect to any one accident, such limit to be increased if requested by Landlord by an amount which may be reasonable at the time. If the Improvements shall be without a boiler plant, no such boiler insurance will be required.

         (3) Workman's Compensation Insurance as to Tenant's employees involved in the construction, operation, or maintenance of the Premises in compliance with applicable law.

         (4) Such other insurance against other insurable hazards which at the time are commonly insured against in the case of improvements similarly situated, due regard being given to the height and type of the Improvements, their construction, location, use, and occupancy.

         Section 7.2 LIABILITY INSURANCE. Tenant shall secure and maintain in force comprehensive general liability insurance, including contractual liability specifically applying to the provisions of this Lease and completed operations liability, with limits of not less than $_______________ with respect to bodily injury or death to any number of persons in any one accident or occurrence and with respect to property damage in any one accident or occurrence, such limits to be increased in the event of request by Landlord by an amount which may be reasonable at the time.

         Section 7.3 POLICIES. All insurance maintained in accordance with the provisions of this Article 7 shall be issued by companies reasonably satisfactory to Landlord, the Landlord's Financing Lender and all Permitted Mortgagees (hereafter defined), and shall be carried in the name of both Landlord and Tenant, as their respective interests may appear, and shall contain a mortgagee clause acceptable to the Landlord's Financing Lender and the Permitted Mortgagees. All property policies shall (i) be subject to prior written approval of Landlord, which shall not be unreasonably withheld or delayed, and (ii) expressly provide that any loss thereunder may be adjusted with Tenant, Landlord's Financing Lender and Permitted Mortgagees, but, unless required otherwise under Landlord's Financing, shall be payable to Tenant and disbursed as set forth in Section 8.2. All property and liability insurance policies shall name Landlord as an additional named insured and shall include contractual liability endorsements. Tenant shall furnish Landlord, Landlord's Financing Lender, as hereinafter defined, and each Permitted Mortgagee, as hereinafter defined, with duplicate originals or copies certified as being true and correct of all insurance policies required under this Article 7, and shall furnish and maintain with each of such parties, at all times, a certificate of the insurance carrier certifying that such insurance shall not be canceled without at least fifteen (l5) days advance written notice to each of such parties.

         Section 7.4 TENANT'S INDEMNITY. Subject to Section 7.6, Tenant shall indemnify and hold harmless Landlord, its shareholders, partners, trustees, members, directors, officers, employees and its successors and assigns (the "INDEMNIFIED LANDLORD PARTIES"), from all claims, suits, actions, and proceedings whatsoever ("CLAIMS") which may be brought or instituted on account of or growing out of any Default and any and all injuries or damages, including death, to persons or property on the Premises and all losses, liabilities, judgments, settlements, costs, penalties, damages, and expenses relating thereto, including but not limited to attorneys' fees and other costs of defending against, investigating, and settling the Claims, to the extent, but only to the extent, such Claims are not attributable to (i) events or conditions that occurred or existed, in whole or in part, prior to the date when Tenant first occupied the Premises or (ii) any Structural Components that Landlord is required to maintain under the terms of Section 6.3. Tenant shall assume on behalf of the Indemnified Landlord Parties and conduct with due diligence and in good faith the defense of all such Claims against any of the Indemnified Landlord Parties. Tenant may contest the validity of any such Claims, in the name of Landlord or Tenant, as Tenant may deem appropriate, provided that the expenses thereof shall be paid by Tenant. The foregoing covenants and agreements of Tenant shall survive the Term and expiration or termination of this Lease.

         Section 7.5 LANDLORD'S INDEMNITY. Subject to Section 7.6, Landlord shall indemnify and hold harmless Tenant, its shareholders, partners, trustees, members, directors, officers, employees and its successors and assigns (the "INDEMNIFIED TENANT PARTIES"), from all Claims which may be brought or instituted on account of or growing out of any default by Landlord of its obligations under this Lease and all injuries or damages, including death, to persons or property on the Premises and all losses, liabilities, judgments, settlements, costs, penalties, damages, and expenses relating thereto, including but not limited to attorneys' fees and other costs of defending against, investigating, and settling the Claims, to the extent, but only to the extent, any such Claims are attributable to or arise out of events or conditions that (i) existed or occurred, in whole or in part, prior to the date when Tenant first occupied the Premises, (ii) arise out of the failure of any of Landlord's representations or warranties made in this Lease or in Exhibit D to be true and correct or (iii) relate to asbestos in any form which is present on the Premises prior to the date of this Lease. Landlord shall assume on behalf of the Indemnified Tenant Parties and conduct with due diligence and in good faith the defense of all Claims against any of the Indemnified Tenant Parties. Landlord may contest the validity of any Claims, in the name of Landlord or Tenant, as Landlord may deem appropriate, provided that the expenses thereof shall be paid by Landlord. The foregoing covenants and agreements of Landlord shall survive the Term and expiration or termination of this Lease.

         Section 7.6 SUBROGATION. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claims, actions, or causes of action against the other, its agents, officers, and employees for any loss or damage that may occur to any improvements located on the Premises, or any part thereof, or any personal property of such party therein, by reason of fire, the elements, or any other cause which is insured under standard "all risk of direct loss" insurance policies available in the state in which the Premises are located, REGARDLESS OF CAUSE OR ORIGIN, INCLUDING NEGLIGENCE OF EITHER PARTY HERETO, ITS AGENTS, OFFICERS, OR EMPLOYEES. No insurer of one party shall hold any right of subrogation against the other party as to any such loss or damage.


                                   ARTICLE 8
                             CASUALTY; CONDEMNATION

         Section 8.1 TENANT'S OBLIGATION TO RESTORE. In the event of damage to, or destruction of, any Improvements by fire or other casualty, Tenant shall, to the extent of the insurance proceeds actually received by Tenant or a Permitted Mortgagee for such purpose, promptly repair, replace, restore, and reconstruct the same, all in compliance with the provisions of
Section 8.2. If insurance proceeds are unavailable due solely to Tenant's failure to pay the premiums applicable to the insurance coverage referred to in
Section 7.1, then Tenant shall be obligated to promptly repair, replace, restore, and reconstruct the Improvements, all in compliance with the provisions of Section 8.2, notwithstanding the unavailability of insurance proceeds for such purpose. Notwithstanding the foregoing, in the event of destruction or damage involving more than seventy-five percent (75%) of the interior floor area of the Improvements which occurs at any time within the last twelve months of the Term, then Landlord, at its election exercisable by written notice to Tenant within thirty days following such destruction or damage, shall have the right to cancel this Lease effective as of the date of such fire or other casualty. In the event of a casualty loss where the Improvements will not be restored or replaced, the insurance proceeds shall be applied, (1) first, to pay the cost of razing the Improvements and leveling, cleaning and otherwise putting the Premises in good order, (2) second,to Landlord's Financing Lender, (3) third, to the payment to Tenant for any of its improvements, and (4) fourth, to Landlord, to the extent of any remaining proceeds.

         Section      8.2         RESTORATION AND DEPOSIT OF FUNDS.

                 (a) Prior to Tenant commencing any repair, restoration or rebuilding pursuant to Section 8.1, involving an estimated cost of more than One Hundred Thousand Dollars ($100,000), Tenant shall submit to Landlord for its approval, which will not be unreasonably withheld or delayed: (i) plans and specifications therefor, prepared by a licensed architect reasonably satisfactory to Landlord; (ii) copies of appropriate governmental permits;
(iii) an estimate of the cost of the proposed work, certified to by said architect; (iv) a fixed price construction contract in an amount not in excess of such architect's estimated cost from a reputable and experienced general contractor; and (v) satisfactory evidence of sufficient contractor's comprehensive general liability insurance covering Landlord, builder's risk insurance, and workman's compensation insurance. Upon completion of any such work by or on behalf of Tenant, Tenant shall provide Landlord with written evidence, in form and substance reasonably satisfactory to Landlord, showing that (i) Tenant has paid all contractors for all costs incurred in connection with such repair, restoration or rebuilding, and (ii) that the Premises is not encumbered by any mechanic's or materialmen's liens relating to such repair, restoration or rebuilding. Regarding Tenant's obligations with respect to mechanic's or materialmen's liens, reference is made herein to all of the terms and provisions of Section 5.2 in connection with such repair, restoration or rebuilding.

                 (b) Provided that: (i) Landlord does not exercise its right to cancel this Lease as provided in Section 8.1, (ii) the insurer does not deny liability as to the insureds, and (iii) a Default does not then exist, then all sums arising by reason of such loss under insurance policies maintained by Tenant, shall be deposited with the Depositary (as hereinafter defined) to be available to Tenant for the repair, restoration and rebuilding of the Premises. Tenant shall diligently pursue the repair, restoration and rebuilding of the improvements in a good and workmanlike manner using only materials which are of a quality comparable to the quality of the materials used in the Improvements prior to their destruction or damage. The insurance proceeds will be disbursed to Tenant by the Depositary after delivery of evidence reasonably satisfactory to the Depositary that (A) such repairs, restoration, or rebuilding have been completed and effected in compliance with the plans and specifications for the restoration or rebuilding, (B) no mechanic's and materialman's liens against the Premises have been filed, or that all such liens have been paid or bonded around, and (C) all payments for work performed and materials purchased as of the date of such disbursement for which mechanic's and materialman's liens might arise have been paid or will be paid from such disbursement or that all such potential liens have been paid or bonded around. At the option of Tenant, such proceeds shall be advanced in reasonable installments. Each such installment (except the final installment) shall be advanced in an amount equal to the cost of the construction work completed since the last prior advance (or since commencement of work as to the first advance) less statutorily required retainage in respect of mechanic's and materialman's liens or retainage which may be required by Landlord's Financing Lender in an amount not to exceed ten percent (10%) of such cost. The amount of each installment requested shall be certified as being due and owing by Tenant's architect in charge, and each request shall include all bills for labor and materials for which reimbursement is requested and reasonably satisfactory evidence that no lien affidavit has been placed against the Premises for any labor or material furnished for such work. The final disbursement, which shall be an amount equal to the balance of the insurance proceeds, shall be made upon receipt of (C) an architect's certificate of substantial completion as to the work from Tenant's architect, and (D) reasonably satisfactory evidence that all bills incurred in connection with the work have been paid. The term "DEPOSITARY", as used herein, shall mean either:
(i) Landlord's Financing Lender, or its designee (provided that Landlord's Financing Lender is an institutional lender and its designee is not an Affiliate of Landlord, as defined in Section 14.1, or related in any other manner to Landlord), or (ii) such other party that is acceptable to Landlord and Tenant, if there is no such Landlord's Financing Lender or if such Landlord's Financing Lender has refused to act as Depositary.

                 (c) If no Default then exists, any excess of money received from insurance policies remaining with the Depositary after the repair or rebuilding of the Improvements shall, to the extent required by any Permitted Mortgagee, be applied to payment of Tenant's Permitted Mortgage, otherwise any such proceeds shall be paid to Tenant.

                 (d) If Tenant shall not commence the repair or rebuilding of the Improvements within a period of sixty (60) days after damage or destruction by fire or other casualty and prosecute the same thereafter with such dispatch as may be necessary to complete the same within a reasonable period after said damage or destruction occurs, not to exceed two hundred seventy (270) days from the date of commencement of such repair or rebuilding; then, in addition to all other remedies

Landlord may have either under this Lease, at law or in equity, the money received by and then remaining in the hands of the Depositary shall be paid to and retained by Landlord as security for the continued performance and observance by Tenant of Tenant's covenants and agreements hereunder.

                 (e) This Lease shall not terminate or be forfeited or be affected in any manner by reason of damage to, or total, substantial or partial destruction of, the Premises or any part thereof or by reason of the untenantability of the same or any part thereof, for or due to any reason or cause whatsoever, and Tenant, notwithstanding any law or statute, present or future, waives any and all rights to quit or surrender the Premises or any part thereof. Tenant expressly agrees that its obligations hereunder, including the payment of Rent, shall continue as if the Premises, or any part thereof, had not been damaged or destroyed, and without abatement, offset, suspension, diminution or reduction of any kind (except that if Impositions are reduced on account of such damage or destruction, Tenant shall be obligated to pay only such reduced amount).

         Section 8.3 NOTICE OF DAMAGE. Tenant shall immediately notify Landlord and each Permitted Mortgagee of any destruction or damage to the Premises.

         Section 8.4 TOTAL TAKING. Should the entire Premises be taken (which term, as used in this Article 8, shall include any conveyance in avoidance or settlement of eminent domain, condemnation, or other similar proceedings) by any Governmental Authority, corporation, or other entity under the right of eminent domain, condemnation, or similar right, then Tenant's right of possession under this Lease shall terminate as of the date of taking possession by the condemning authority, and the award therefor will be distributed as follows: (1) first, to the payment of all reasonable fees and expenses incurred in collecting the award, (2) second, to Landlord's Financing Lender, and (3) third, to Landlord and Tenant, to the extent of their interests in the Premises, as the applicable condemning authority shall determine taking into account certain factors including, without limitation, the term of the leasehold estate of the Tenant and the ownership interest of Landlord. After the determination and distribution of the condemnation award as herein provided, the Lease shall terminate.

         Section 8.5 PARTIAL TAKING. Should a portion of the Premises be taken by any Governmental Authority, corporation, or other entity under the right of eminent domain, condemnation, or similar right, this Lease shall nevertheless continue in effect as to the remainder of the Premises unless, in Tenant's reasonable judgment, so much of the Premises shall be so taken as to make it economically unsound to use the remainder for the uses and purposes contemplated hereby, whereupon this Lease shall terminate as of the date of taking of possession by the condemning authority in the same manner as if the whole of the Premises had thus been taken, and the award therefor shall be distributed as provided in Section 8.4. In the event of a partial taking where this Lease is not terminated, all awards payable in respect thereof shall be payable to Landlord and Tenant, to the extent of their interests in the Premises, as the applicable condemning authority shall determine taking into account certain factors including, without limitation, the term of the leasehold estate of the Tenant and the ownership interest of Landlord. Tenant shall restore and repair the Premises to the extent of the award actually received by Tenant and there shall be no abatement or reduction in any rental because of such taking or condemnation. Subject to the foregoing, Tenant shall promptly and diligently proceed to make a complete architectural unit of the remainder of the Improvements, complying with the procedure set forth in
Section 8.2 (a). For such purpose, and provided that a Default does not then exist, the amount of the awards to Tenant and Landlord relating to the Improvements, shall be deposited with the Depositary which shall disburse the awards towards the cost of said repairing or restoration in accordance with the procedure set forth in Section 8.2. If Tenant does not make a complete architectural unit of the remainder of the Improvements within a reasonable period after such taking or condemnation, not to exceed two hundred seventy days after Tenant is required to vacate the Premises and the applicable awards have been made and deposited with the Depositary, then, in addition to whatever other remedies Landlord may have either under this Lease, at law or in equity, the money received by and then remaining in the custody of the Depositary shall, at Landlord's election, be paid to Landlord, and the remaining portion which was deposited by Tenant with the Depositary shall be held by Landlord as security for the continued performance and observance by Tenant of Tenant's covenants and agreements hereunder; provided, that Landlord shall be obligated to disburse the amounts received by Landlord from the Depositary in accordance with the foregoing provisions as if Landlord were the Depositary.

         Section 8.6 TEMPORARY TAKING. If the whole or any portion of the Premises shall be taken for temporary use or occupancy, the Term shall not be reduced or affected and Tenant shall continue to pay the Rent in full. Except to the extent Tenant is prevented from so doing pursuant to the terms of the order of the condemning authority, Tenant shall continue to perform and observe all of the other covenants, agreements, terms, and provisions of this Lease. In the event of any temporary taking, Tenant shall be entitled to receive the entire amount of any award therefor unless the period of temporary use or occupancy shall extend beyond the expiration of the Term, in which case such award shall be apportioned between Landlord and Tenant as of the day of expiration of the Term in the same ratio that the part of the entire period for such compensation is made falling before and that part falling after the day of expiration, bear to such entire period.

         Section 8.7 MORTGAGEE'S RIGHTS. Any Permitted Mortgagee shall, if it so desires, be made a party to any condemnation proceeding.

         Section 8.8 NOTICE OF TAKING, COOPERATION. Tenant shall immediately notify Landlord and each Permitted Mortgagee of the commencement of any eminent domain, condemnation, or other similar proceedings with regard to Premises. Landlord and Tenant covenant and agree to fully cooperate in any condemnation, eminent domain, or similar proceeding in order to maximize the total award receivable in respect thereof.

                                   ARTICLE 9
                           ASSIGNMENT AND SUBLETTING

         Section 9.1 TENANT'S RIGHT TO ASSIGN. Tenant may assign its rights hereunder or sublease all or a portion of the Premises without Landlord's prior written approval provided that Tenant shall remain liable for all liabilities and obligations arising under this Lease. Notwithstanding the foregoing, if Tenant has assigned or subleased its rights under this Lease to any party other than an affiliate or subsidiary of Tenant, then, to the extent that the rent paid by any such other party exceeds the Rent and other amounts, if any, required to be paid by Tenant under the terms of this Lease, fifty percent (50%) of such excess amounts shall be paid to Landlord upon the receipt of same by Tenant.


                                   ARTICLE 10
                               TENANT'S FINANCING

         Section 10.1 TENANT'S RIGHT TO ENCUMBER. Tenant shall have the right, from time to time and at any time, without Landlord's consent or joinder, to encumber its interest in this Lease and the leasehold estate hereby created with one or more deeds of trust, mortgages, or other lien instruments to secure any borrowings or obligations of Tenant. Any such mortgages, deeds of trust, and/or other lien instruments, and the indebtedness secured thereby, provided that Landlord has been given notice thereof as set forth in Section 10.2, are herein referred to as "PERMITTED MORTGAGES," and the holder or other beneficiary thereof are herein referred to as "PERMITTED MORTGAGEES."

         Section 10.2 MORTGAGEE PROTECTIVE PROVISIONS. If Tenant encumbers its interest in this Lease and the leasehold estate hereby created with liens as above provided, then Tenant shall notify Landlord thereof, providing with such notice the name and mailing address of the Permitted Mortgagee in question, Landlord shall, upon request, acknowledge receipt of such notice, and for so long as the Permitted Mortgage in question remains in effect the following shall apply:

                 (a) Landlord shall give to the Permitted Mortgagee a duplicate copy of any and all notices which Landlord gives to Tenant pursuant to the terms hereof, including notices of default, and no such notice shall be effective until such duplicate copy is actually received by such Permitted
Mortgagee, in the manner provided in Section   13.1.

                 (b) There shall be no cancellation, surrender, or modification of this Lease by joint action of Landlord and Tenant without the prior written consent of the Permitted Mortgagee.

                 (c) If a Default should occur hereunder, then Landlord specifically agrees that:

                          (1) Landlord shall not enforce or seek to enforce any of its rights, recourses, or remedies, until a notice specifying the event giving rise to such Default has been received by the Permitted Mortgagee, in the manner provided in Section 13.1, and if the Permitted Mortgagee proceeds to cure the Default within a period of 30 days after receipt of such notice or, as to events of Default which by their very nature cannot be cured within such time period, the Permitted Mortgagee, to the extent it is able to do so, commences curing such Default within such time period and thereafter diligently pursues such cure to completion within 60 days thereafter, then any payments made and all things done by the Permitted Mortgagee to effect such cure shall be as fully effective to prevent the exercise of any rights, recourses, or remedies by Landlord as if done by Tenant;

                          (2) if the Default is a non-monetary default, the Permitted Mortgagee shall have a period of time in which to cure such Default equal to the greater of (i) the time period for such curing that is applicable to Tenant under the terms of this Lease, or (ii) 60 days after the date that the Permitted Mortgagee has been notified of such Default, provided that the Permitted Mortgagee cures all defaults relating to the payment of Base Rent and neither Landlord nor the Premises is or would be liable or subject to any lien, tax, penalty, expense, liability, or damages because of such Default. If Landlord or the Premises is or will be liable or subject to any such lien, tax, penalty, expense, liability or damages because of the Default, then for so long as the Permitted Mortgagee is diligently and with continuity attempting to secure possession of the Premises (whether by foreclosure or other procedures), Landlord shall allow the Permitted Mortgagee such time as may be reasonably necessary under the circumstances to obtain possession of the Premises in order to cure such Default, which shall not exceed 180 days, and during such time Landlord shall not enforce or seek to enforce any of its rights, remedies or recourses hereunder; and

                          (3) if the Default is a non-monetary default of such a nature that it is not reasonably susceptible of being cured by the Permitted Mortgagee (as, for example, a non-permitted assignment by Tenant), then Landlord shall not enforce or seek to enforce any of its rights, remedies, or recourses hereunder so long as Permitted Mortgagee pays all Rent then due and thereafter keeps the monetary obligations of Tenant hereunder current and complies with those other provisions of this Lease which, by their nature, Permitted Mortgagee may then reasonably comply with.

                 (d) No Permitted Mortgagee shall be or become liable to Landlord as an assignee of this Lease until such time as such Permitted Mortgagee, by foreclosure or other procedures, shall either acquire the rights and interests of Tenant under this Lease or shall actually take possession of the Premises, and upon such Permitted Mortgagee's assigning such rights and interests to another party or upon relinquishment of such possession, as the case may be, such Permitted Mortgagee shall have no further such liability.


                                   ARTICLE 11
                   WARRANTY OF TITLE AND PEACEFUL POSSESSION

         Landlord represents, warrants and covenants that (i) the representations and warranties set forth in Exhibit D are true and correct,
(ii) it owns title to the Land and the Premises free and clear of all liens, claims and encumbrances except the liens described in Exhibit B hereto securing the financing described therein ("LANDLORD'S FINANCING") and the other encumbrances specifically described in such Exhibit B, (iii) subject to the terms and provisions of Section 3.1 (a), except as otherwise set forth in this Lease, Landlord's Financing shall not be modified in any manner without the prior written consent of Tenant and (iv) the lender providing such Landlord's Financing ("LANDLORD'S FINANCING LENDER") has executed, caused to be acknowledged (notarized in accordance with applicable law) and delivered to Landlord and Tenant a mutual recognition and attornment agreement, in form and substance reasonably satisfactory to Tenant, suitable for recording in the appropriate records to notify third parties of the existence of such agreement and that the Land and the Premises are subject thereto. Such agreement shall provide, among other provisions, that the Tenant's interest under this Lease shall be subordinate to the Landlord's Financing and that the Landlord's Financing Lender shall (i) give to Tenant a duplicate copy of any and all notices which Landlord's Financing Lender gives to Landlord, including notices of default, and no such notice shall be effective until such duplicate copy is actually received by Tenant in the manner provided in Section 13.1, (ii) give Tenant the right and opportunity to cure any defaults under the Landlord's Financing, and (iii) recognize Tenant's rights under this Lease in the event of a foreclosure or deed in lieu thereof so long as Tenant continues to perform its obligations under this Lease. As used herein, the term (A) "Landlord's Financing Lender" shall also include any lender that refinances Landlord's Financing, and (B) "Landlord's Financing" shall include all financings secured by liens covering all or any portion of the Premises which are permitted under the terms of this Lease.

         Moreover, Landlord covenants that Tenant shall and may peaceably and quietly have, hold, occupy, use, and enjoy the Premises during the Term, and may exercise all of its rights hereunder, subject only to the provisions of this Lease and applicable governmental laws, rules, and regulations; and Landlord agrees to warrant and forever defend Tenant's right to such occupancy, use, and enjoyment and the title to the Premises against the claims of any and all persons whomsoever lawfully claim the same, or any part thereof, by, through or under Landlord, but not otherwise, subject only to provisions of this Lease and all applicable governmental laws, rules, and regulations.

         Landlord's Financing Lender shall not be or become liable to Tenant as an assignee of Landlord's interest in this Lease until such time as such Landlord's Financing Lender, by foreclosure or other procedures, shall either acquire the rights and interests of Landlord under this Lease, and upon Landlord's Financing Lender's assigning such rights and interests to another party, Landlord's Financing Lender shall have no further such liability.


                                   ARTICLE 12
                              DEFAULT AND REMEDIES

         Section 12.1 DEFAULT. Each of the following shall be deemed a "DEFAULT" by Tenant hereunder and a material breach of this Lease:

         (1) Whenever Tenant shall fail to pay any installment of Rent or any other sum payable by Tenant to Landlord or any third party under this Lease on the date upon which the same is due to be paid, and such default shall continue for ten (10) days after Tenant shall have been given a written notice specifying such default;

         (2) Whenever Tenant shall fail to keep, perform, or observe any of the covenants, agreements, terms, or provisions contained in this Lease that are to be kept or performed by Tenant other than with respect to payment of Rent or other liquidated sums of money, and Tenant shall fail to commence and take such steps as are necessary to remedy the same within thirty (30) days after Tenant shall have been given a written notice specifying the same, or having so commenced, shall thereafter fail to proceed diligently and with continuity to remedy the same within one hundred eighty (180) days after such failure;

         (3) Whenever an involuntary petition shall be filed against Tenant under any bankruptcy or insolvency law or under the reorganization provisions of any law of like import or whenever a receiver of Tenant, or of all or substantially all of the property of Tenant, shall be appointed without acquiescence, and such petition or appointment is not discharged or stayed within sixty (60) days after the happening of such event; or

         (4) Whenever Tenant shall make an assignment of its property for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law, or seek relief under any other law for the benefit of debtors.

         Section 12.2 REMEDIES. If a Default occurs, then subject to the rights of any Permitted Mortgagee as provided in Section 11.2, Landlord may at any time thereafter prior to the curing thereof and without waiving any other rights hereunder or available to Landlord at law or in equity (Landlord's rights being cumulative), do any one or more of the following:

         (1) Landlord may terminate this Lease by giving Tenant written notice thereof, in which event this Lease and the leasehold estate hereby created and all interest of Tenant and all parties claiming by, through, or under Tenant (except for sublessees as provided in Section 10.2) shall automatically terminate upon the effective date of such notice with the same force and effect and to the same extent as if the effective date of such notice were the day originally fixed in Article 2 hereof for the expiration of the Term; and Landlord, its agents or representatives, shall have the right, without further demand or notice, to reenter and take possession of the Premises and remove all persons and property therefrom with or without process of law, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or existing breaches hereof. In the event of such termination, Tenant shall be liable to Landlord for damages in an amount equal to (A) the discounted present value of the amount by which the Rent reserved hereunder for the remainder of the stated Term(assuming that the Term would expire upon the next Possible Early Termination Date) exceeds the then net fair market rental value of the Premises for such period of time, plus (B) all expenses incurred by Landlord enforcing its rights hereunder.

         (2) Landlord may terminate Tenant's right to possession of the Premises and enjoyment of the rents, issues, and profits therefrom without terminating this Lease or the leasehold estate created hereby, reenter and take possession of the Premises and remove all persons and property therefrom (except for sublessees as provided in Section 10.2) with or without process of law, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent (assuming the Term would expire upon the next Possible Early Termination Date) or existing breaches hereof, and lease, manage, and operate the Premises and collect the rents, issues, and profits therefrom all for the account of Tenant, and credit to the satisfaction of Tenant's obligations hereunder the net rental thus received (after deducting therefrom all reasonable costs and expenses of repossessing, leasing, managing, and operating the Premises). If the net rental so received by Landlord exceeds the amounts necessary to satisfy all of Tenant's obligations under this Lease, nevertheless Landlord shall retain such excess. In no event shall Landlord be liable for failure to so lease, manage, or operate the Premises or collect the rentals due under any subleases and any such failure shall not reduce Tenant's liability hereunder. If Landlord elects to proceed under this Section 12.2(2), it may at any time thereafter elect to terminate this Lease as provided in
Section 12.2(1).

                                   ARTICLE 13
                                 MISCELLANEOUS

         Section 13.1 NOTICES. Any notice provided for or permitted to be given hereunder must be in writing and may be given by (a) depositing same in the United States Mail, postage prepaid, registered or certified, with return receipt requested, addressed as set forth in this
Section 13.1; (b) delivering the same to the party to be notified; or (c) sending a prepaid telex or telegram, so addressed. Notice given in accordance herewith shall be effective upon receipt at the address of the addressee, as evidenced by the executed postal receipt or other receipt for delivery. For purposes of notice the addresses of the parties hereto shall, until changed, be as follows:

            Landlord:
                     ---------------------------------------------------

                     ---------------------------------------------------

                     ---------------------------------------------------

            Tenant:
                     ---------------------------------------------------

                     ---------------------------------------------------

                     ---------------------------------------------------

The parties hereto shall have the right from time to time to change their respective addresses for purposes of notice hereunder to any other location within the United States by giving a notice to such effect in accordance with the provisions of this Section 13.1.

         Section 13.2 PERFORMANCE OF OTHER PARTY'S OBLIGATIONS. If either party hereto fails to perform or observe any of its covenants, agreements, or obligations hereunder for a period of 30 days after notice of such failure is given by the other party, then the other party shall have the right, but not the obligation, at its sole election (but not as its exclusive remedy), to perform or observe the covenants, agreements, or obligations which are asserted to have not been performed or observed at the expense of the failing party and to recover all costs or expenses incurred in connection therewith, together with interest thereon from the date expended until repaid at an annual rate ("DEFAULT RATE") equal to the lesser of: (A) three (3) percentage points above the prime rate of interest established from time to time by NationsBank (or a comparable rate of interest if such rate of interest is not in effect); or (B) the maximum rate of interest permitted by applicable law. Any performance or observance by a party pursuant to this Section 13.2 shall not constitute a waiver of the other party's failure to perform or observe.

         Section 13.3 MODIFICATION AND NON-WAIVER. No variations, modifications, or changes herein or hereof shall be binding upon any party hereto unless set forth in a writing executed by it or by a duly authorized officer or agent. No waiver by either party of any breach or default of any term, condition, or provision hereof, including without limitation the acceptance by Landlord of any Rent at any time or in any manner other than as herein provided, shall be deemed a waiver of any other or subsequent breaches or defaults of any kind, character, or description under any circumstance. No waiver of any breach or default of any term, condition, or provision hereof shall be implied from any action of any party, and any such waiver, to be effective, shall be set out in a written instrument signed by the waiving party.

         Section 13.4 GOVERNING LAW. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

         Section      13.5        NUMBER AND GENDER; CAPTIONS; REFERENCES.
Pronouns, wherever used herein, and of whatever gender, shall include natural persons and corporations and associations of every kind and character, and the singular shall include the plural wherever and as often as may be appropriate. Article and Section headings in this Lease are for convenience of reference and shall not affect the construction or interpretation of this Lease. Whenever the terms "hereof," "hereby," "herein," or words of similar import are used in this Lease they shall be construed as referring to this Lease in its entirety rather than to a particular Section or provision, unless the context specifically indicates to the contrary. Any reference to a particular "Article" or "Section" shall be construed as referring to the indicated Article or Section of this Lease.

         As used herein, "CPI" shall mean the Consumer Price Index for All Urban Consumers, All Items (Base Year 19___ =100) published by the United States Department of Labor, Bureau of Labor Statistics (or if a separate index is published by the Bureau of Labor Statistics for a metropolitan area within 100 miles of the Premises, then such metropolitan index). If the Bureau of Labor Statistics substantially revises the manner in which the CPI is determined, an adjustment shall be made in the revised index which would produce results equivalent, as nearly as possible to those which would be obtained hereunder if the CPI were not so revised. If the 19____ average shall no longer be used as an index of 100, such change shall constitute a substantial revision. If the CPI becomes unavailable to the public because publication is discontinued, or otherwise, Tenant shall substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by a governmental agency, major bank, other financial institution, university or recognized financial publisher. If the CPI is available on a monthly (or alternating monthly) basis, the CPI for the months in which (or immediately preceding, as the case may be) the Commencement Date and Adjustment Date respectively occur shall be used.

         Section 13.6 ESTOPPEL CERTIFICATE. Landlord and Tenant shall execute and deliver to each other, promptly upon any request therefor by the other party, a certificate addressed as indicated by the requesting party and stating:

                 (a) whether or not this Lease is in full force and effect;

                 (b) whether or not this Lease has been modified or amended in any respect, and submitting copies of such modifications or amendments;

                 (c) whether or not there are any existing defaults hereunder known to the party executing the certificate, and specifying the nature thereof;

                 (d) whether or not any particular Article, Section, or provision of this Lease has been complied with; and

                 (e)      such other matters as may be reasonably requested.

         Section 13.7 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, and the basis of the bargain between the parties hereto is not destroyed or rendered ineffective thereby, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

         Section 13.8 ATTORNEY FEES. If litigation is ever instituted by either party hereto to enforce, or to seek damages for the breach of, any provision hereof, the prevailing party therein shall be promptly reimbursed by the other party for all attorneys' fees reasonably incurred by the prevailing party in connection with such litigation.

         Section 13.9 SURRENDER OF PREMISES; HOLDING OVER. Upon termination or the expiration of this Lease, Tenant shall peaceably quit, deliver up, and surrender the Premises. If Tenant does not surrender possession of the Premises at the end of the Term, such action shall not extend the Term, Tenant shall be a tenant at sufferance, and during such time of occupancy Tenant shall pay to Landlord, as damages, an amount equal to twice the amount of Rent that was being paid immediately prior to the end of the Term. Landlord shall not be deemed to have accepted a surrender of the Premises by Tenant, or to have extended the Term, other than by execution of a written agreement specifically so stating.

         Section 13.10 RELATION OF PARTIES. It is the intention of Landlord and Tenant to hereby create the relationship of landlord and tenant, and no other relationship whatsoever is hereby created. Nothing in this Lease shall be construed to make Landlord and Tenant partners or joint venturers or to render either party hereto liable for any obligation of the other.

         Section 13.11 FORCE MAJEURE. As used herein "FORCE MAJEURE" means the occurrence of any event whereby Landlord or Tenant shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, failure or refusal of governmental authorities or agencies to timely issue permits or approvals or conduct reviews or inspections, civil disorder, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated (financial inability excepted). If Tenant or Landlord shall be delayed, hindered, or prevented from performance of any of its obligations by reason of Force Majeure, the time for performance of such obligation shall be extended for the period of such delay.

         Section 13.12 NON-MERGER. Notwithstanding the fact that fee title to the land and to the leasehold estate hereby created may, at any time, be held by the same party, there shall be no merger of the leasehold estate hereby created unless the owner thereof executes and files for record in the appropriate real property records a document expressly providing for the merger of such estates.

         Section 13.13 ENTIRETIES. This Lease constitutes the entire agreement of the parties hereto with respect to its subject matter, and all prior agreements with respect thereto are merged herein. Any agreements entered into between Landlord and Tenant of even date herewith are not, however, merged herein.

         Section 13.14 RECORDATION. Landlord and Tenant will, at the request of the other, promptly execute an instrument in recordable form constituting a short form of this Lease, which shall be filed for record in the appropriate real property records, or at the request of either party this Lease shall be so filed for record. In the event that Tenant has requested such filing and the Premises are located in a jurisdiction where a tax or assessment will be due and owing based on the amounts payable by Tenant under this Lease, then Tenant, at its option, may require this Lease to be amended to provide that the Term shall be an initial term of 10 years from the date hereof with four options to renew the Term for a period of five years each upon notice to Landlord given at anytime on or before 180 days before the expiration of the Term, as the same may be extended. All of the terms and provisions of such modification shall be subject to the written consent of Landlord and Tenant which shall not be unreasonably withheld or delayed.

         Section 13.15 SUCCESSORS AND ASSIGNS. This Lease shall constitute a real right and covenant running with the Premises, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Whenever a reference is made herein to either party, such reference shall include the party's successors and assigns.

         Section 13.16 LANDLORD'S JOINDER. Landlord agrees to join with Tenant in the execution of such applications for permits and licenses from any Governmental Authority as may be reasonably necessary or appropriate to effectuate the intents and purposes of this Lease, provided that Landlord shall not incur or become liable for any obligation as a result thereof.

         Section 13.17 NO THIRD PARTIES BENEFITTED. Except as herein specifically and expressly otherwise provided with regard to notices and opportunities to cure defaults and certain enumerated rights granted to Permitted Mortgagees, the terms and provisions of this Lease are for the sole benefit of Landlord and Tenant, and no third party whatsoever, is intended to benefit herefrom.

         Section 13.18 SURVIVAL. Any terms and provisions of this Lease pertaining to rights, duties, or liabilities extending beyond the expiration or termination of this Lease shall survive the end of the Term.

         Section 13.19 PERPETUITIES. To the extent that the rule against perpetuities is applicable thereto, but not otherwise, the rights granted to Tenant in Article 14 hereof shall expire upon the earlier to occur of (a) the date set forth for expiration of such rights in said Article 14, or
(b) the date which is 21 years after the date of death of the last to die of the following parties: the last grandchild to survive of the presently living grandchildren of George Bush, former President of the United States of America.

         Section 13.20 TRANSFER OF LANDLORD'S INTEREST. Subject to the terms of the Landlord's Financing, Landlord may freely transfer and/or mortgage its interest in the Premises and under this Lease from time to time and at any time, provided that any such transfer or mortgage is expressly made subject to the terms, provisions, and conditions of this Lease, including specifically but without limitation Tenant's rights under Article 14, and the transferee or mortgagee agrees to be bound by the provisions hereof (in the case of a mortgagee, such agreement being contingent upon the mortgagee actually succeeding to the Landlord's interest in the Premises and hereunder by virtue of a foreclosure or conveyance in lieu thereof).

         Section 13.21 LANDLORD'S SEPARATE PROPERTY. If the state in which the Premises are located is a community property state, Landlord hereby warrants that the Premises are his sole or her sole and separate property, and Tenant hereby agrees to make all payments of Rent accordingly.

         Section        13.22     GUARANTY.       Group 1 Automotive, Inc. has
executed that certain Guaranty, a copy of which is attached hereto as Exhibit
E.

         Section 13.23 PAST DUE AMOUNTS. All amounts required to be paid by Tenant or Landlord under the terms and provisions of this Lease shall bear interest at the Default Rate from the date due until paid.


                                   ARTICLE 14
                          OPTION TO PURCHASE PREMISES

         Section        14.1      RIGHT OF FIRST REFUSAL.

         (a) If Landlord shall receive a bona fide offer to purchase the Premises during the Lease term or any renewal thereof from a party other than
(i) any person who is the Landlord or is a present shareholder, partner, or member of Landlord, to the extent Landlord is an entity, and any such person's or entity's shareholder's, partner's, or member's immediate family or any entity in which such individuals, individually or collectively, own an interest and such entity is subject to the control, as hereinafter defined, of such individuals, or (ii) an Affiliate, as hereinafter defined (herein such purchasing party other than an Affiliate and any such person described in clause (i) is herein called an "APPROVED PURCHASER"), then any contract which may be entered into between Landlord and a third party purchaser shall provide that the sale shall be subject to Tenant's right of refusal set forth in this
Section 14.1. If Landlord shall receive such offer or execute such contract, Landlord shall send to Tenant a true and complete copy of the executed contract and the complete terms of the offer with Landlord's certification that it proposes to accept the offer, and Tenant shall have the option, to be exercised within 30 days after receipt thereof, to make a contract with Landlord on the same terms and conditions set forth in such third party contract or offer. If Tenant, after receipt of the third party contract or the terms of the offer acceptable to Landlord, shall fail to exercise its option within the 30-day period, Landlord shall have the right to conclude the proposed sale on the same terms as in the offer or contract originally forwarded to Tenant, provided the sale shall close within 180 days after the period within which Tenant is required hereby to exercise its option. If the sale shall not close within said 180 days, Landlord shall repeat the procedure specified in this Paragraph
14.1 before it can conclude any sale of the Premises. Notwithstanding Tenant's failure to exercise its option, any sale of the Premises shall be subject to this Lease. Tenant's option shall remain in force and be binding on any party other than an Approved Purchaser to the same extent as if said subsequent owner were Landlord herein, and said subsequent owner shall be required to do all of the things required of Landlord in this Lease prior to any such sale of the
Premises.    "AFFILIATE" shall mean and refer to any person or entity
controlling, controlled by, or under common control with another such person or entity. "CONTROL" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity; the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, at least fifty-one percent (51%) of the voting interest in, any person or entity shall be presumed to constitute such control.

         (b) If any third party contract or offer for the Premises shall include property other than the Premises, Tenant's right of first refusal shall, at its election, be either applicable to the entire property covered by such contract or offer, or applicable to the Premises only at a purchase price which shall be that part of the price offered by the third party, which the value of the Premises shall bear to the value of all the property included in such third party contract or offer.

         (c) Tenant's right to purchase shall not be extinguished, canceled or called into operation by any offer, contract or conveyance which is between a nominee and his principal, or a sole shareholder and his corporation, or a corporation and its subsidiary or affiliate.

         (d) The price to be paid by Tenant if it exercises its right of first refusal shall include the amount of any brokerage commission which is actually paid by Landlord at the closing of the sale to Tenant to the extent, and only to the extent, that such commission is paid to a bona fide third party agent or broker pursuant to a written listing or brokerage agreement.

         (e)     Tenant may not exercise the option to purchase set forth in
Section 14.1(a) above so long as any Default shall exist or during any period following Tenant's notice to Landlord of its intention to terminate this Lease in accordance with Article 2.

         Section 14.2 SPECIFIC PERFORMANCE. It is expressly agreed that the remedy at law for breach of any of the obligations set forth in this
Article 14 is inadequate in view of the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of Landlord or Tenant to comply fully with each of such obligations. Accordingly, each of the aforesaid obligations shall be, and is hereby expressly made, enforceable by specific performance.


                                   ARTICLE 15
                                  ARBITRATION

         Section 15.1 ARBITRATION PROVISIONS. EXCEPT FOR ANY MATTER RELATING TO TENANT'S REASONABLE JUDGMENT AS SET FORTH IN SECTION 8.5, ANY CONTROVERSY OR CLAIM BETWEEN THE PARTIES HERETO RELATING TO THIS LEASE, INCLUDING, WITHOUT LIMITATION, ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. SUCH ARBITRATION SHALL TAKE PLACE IN THE CITY IN WHICH THE PREMISES ARE LOCATED. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. EXCEPT FOR ANY MATTER RELATING TO TENANT'S

REASONABLE JUDGMENT AS SET FORTH IN SECTION 8.5, ANY PARTY TO THIS LEASE MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS LEASE APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL SIXTY (60) DAYS. ALL STATUTES OF LIMITATIONS THAT WOULD OTHERWISE BE APPLICABLE SHALL APPLY TO ANY DISPUTES ASSERTED IN ANY ARBITRATION PROCEEDING HEREOF.

         EXECUTED as of the date and year first above written.


LANDLORD:
                                        -------------------------------------
                                        Name:
                                             --------------------------------



TENANT:

                                        By:
                                           ----------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------

                                   EXHIBIT A


                           [Description of the Land]

                                   EXHIBIT B


                         [Exceptions to title to Land]

                                   EXHIBIT C

                           RELATED PARTY BASE RENTALS

----------------------------------------------------------------------------------------------------------------
            CURRENT                       CURRENT                     PROPERTY             SECTION 3.1 BASE
        LESSOR/SUBLESSOR             LESSEE/SUBLESSEE                                      RENTAL (monthly)
----------------------------------------------------------------------------------------------------------------
 SKLR Round Rock, L.C.          Round Rock Nissan            3050 N. IH35                             $32,000
 (lessor)                       (lessee)
----------------------------------------------------------------------------------------------------------------
 SBM-L F.L.P.                   SMC Luxury Cars              10422 Southwest Freeway                  $44,000
 (lessor)                       (lessee)
----------------------------------------------------------------------------------------------------------------
 SBM-T F.L.P.                   Southwest Toyota             9400 Southwest Freeway                   $24,500
 (lessor)                       (lessee)
----------------------------------------------------------------------------------------------------------------
 SBM-T I&E F.L.P.               Southwest Toyota             9400 Southwest Freeway                   $45,500
 (lessor)                       (lessee)
----------------------------------------------------------------------------------------------------------------
 SBM-L I&E F.L.P.               SMC Luxury Cars              10422 Southwest Freeway                  $26,000
 (lessor)                       (lessee)
----------------------------------------------------------------------------------------------------------------
 SBM-L F.L.P.                   SMC Luxury Cars              10610 Wilcrest                            $6,500
 (sublessor)                    (sublessee)
----------------------------------------------------------------------------------------------------------------
 SMC Investment, Inc.           Southwest Toyota             6015 Skyline                              $7,000
 (lessor)                       (lessee)
----------------------------------------------------------------------------------------------------------------
 Dodge Financial F.L.P.         Southwest Toyota             adjacent to 9400                          $7,000
 (lessor)                       (lessee)                     Southwest Freeway
----------------------------------------------------------------------------------------------------------------
 Robert E.  Howard II           Howard Pontiac GMC           13300 N.  Broadway                       $85,862
 (lessor)                       (lessee)                     Extension & 13220 N. Broadway Extension
----------------------------------------------------------------------------------------------------------------
 Robert E.  Howard II           Bob Howard Motors            13200 N.  Broadway                       $33,500
 (lessor)                       (lessee)                     Extension
----------------------------------------------------------------------------------------------------------------
 Robert E.  Howard II           Bob Howard Chevrolet         13130 N. Broadway                        $48,500
 (lessor)                       (lessee)                     Extension
----------------------------------------------------------------------------------------------------------------
 North Broadway Real Estate,    Bob Howard Automotive-H      3700 S.  Broadway                         $9,000
 L.L.C.                          (lessee)
 (lessor)
----------------------------------------------------------------------------------------------------------------
 Olds-Honda Realty              Mike Smith Autoplaza         1515 I-10 South                          $46,500
 (lessor)                       (lessee)
----------------------------------------------------------------------------------------------------------------

                                   EXHIBIT D

                          REPRESENTATIONS OF LANDLORD


         Landlord represents and warrants to Tenant as of the date of this Lease that:

         (a) The Premises are not subject to any prior lease, easement, adverse claim, or claims of parties in possession, whether or not shown by the public records, except as set forth on Exhibit B.

         (b) There is no pending or threatened condemnation action or agreement in lieu thereof which will or may affect the Premises or any part thereof in any respect whatsoever.

         (c) There is no action, suit or proceeding, including environmental, pending or threatened against or affecting the Premises or any part thereof.

         (d) The execution, delivery and performance of this Lease by Landlord has been duly authorized and this Lease is valid and enforceable against Landlord in accordance with its terms.

         (e) Landlord has no knowledge of any fact, action or proceeding, including environmental, whether actual, pending or threatened, which could result in the modification or termination of the present zoning classification of the Premises, or the termination of full free and adequate access to and from the Premises from all adjoining public highways and roads.

         (f) Landlord has not agreed to lease or convey or granted any rights with respect to or any part of the Premises or any interest therein to any other person or entity except as shown on Exhibit B.

         (g) The Premises are not subject to any restrictions (recorded or unrecorded), building and zoning laws or ordinances, or other laws, ordinances, rules, regulations and requirements of any Governmental Authority having jurisdiction which do or could prohibit the use of the premises as an automobile dealership.

         (h) Landlord has not received any notice from any Governmental Authority having jurisdiction over the Premises requiring or specifying any work to be done to the Premises.

         (i) Landlord has no knowledge of any existing, threatened or contemplated action, circumstances or conditions (including but not limited to subsurface conditions) which would materially interfere with the development or use of the Premises for an automobile dealership.

         (j) The Premises are in compliance in all material respects with all restrictive covenants and other restrictions applicable to the Premises and all applicable statutes, ordinances, rules and regulations (federal, state, county and municipal), including without limitation all zoning, environmental (with respect to asbestos), building, health, subdivision and "lot split" regulations. Except as to matters relating to the presence of asbestos contained in the Premises, if any, the representation and warranty set forth in this clause (j) shall not be applicable to the matters covered under clause (m) hereinbelow.

         (k) The Premises have public access to and from abutting roadways dedicated to an accepted by the State, City or County where the Premises are located.

         (l) To the extent zoning regulations are applicable to the Premises, the Premises are zoned "_______" under the __________ Zoning Ordinance, and there are no special or unusual zoning conditions or stipulations applicable to the Premises beyond the face of the Zoning Ordinance except as set forth in written instruments delivered to Tenant by Landlord prior to the date of this Lease.

         (m) To the best of Landlord's actual knowledge and except as may otherwise be disclosed to Tenant in any written environmental audit report delivered to Tenant prior to the date of this Lease, no hazardous wastes, pollutants or toxic substances have been dumped, deposited or buried upon, in or under the Premises, there have been no leaks of petroleum, toxic or hazardous materials from any of the underground storage tank facilities and there is no contaminated soil, as defined by federal, state and/or local laws or regulations, in, upon or under the Premises by reason of any such wastes, pollutants, toxins, substances, or facilities.

         (n) The Premises have an assured water supply sufficient to permit the operations now being conducted thereon to be conducted in accordance with all governmental requirements.

         (o) All dimensions in the description to the Premises are net of existing and proposed rights-of-way, easements and dedications except as set forth on Exhibit B.

         (p) The Premises are not located in a flood plain or a flood hazard area for which flood insurance would be required or for which flood insurance is available.

                                   EXHIBIT E

                                    GUARANTY


         The undersigned, GROUP 1 AUTOMOTIVE, INC., a ________________ corporation, hereby requests ____________________ _ ("LANDLORD") to enter into that certain Lease dated __________________between Landlord and ____________________, a __________________ corporation ("TENANT") (the
"LEASE"), and as an inducement to Landlord to do so, and as an additional consideration therefor, the undersigned hereby (a) guarantees unconditionally to Landlord the full, faithful and punctual performance, fulfillment and observance of all of the obligations and liabilities of Tenant under said Lease (the "TENANT OBLIGATIONS") throughout the Term, as defined therein, including the payment of all amounts that may be or become payable by Tenant to or for the benefit of Landlord under the Lease; (b) subject to the other terms and provisions of this Guaranty, waives notice of and consents to any and all amendments, extensions and renewals of said Lease, any and all assignments, subleases and other action that may be permitted thereunder by Tenant or Landlord, any and all other amendments, extensions, and renewals, any and all other advances, extensions, settlements, compromises, favors and indulgences, any and all other receipts, substitutions, additions and releases of persons primarily or secondarily liable, any and all acceptances by Landlord of negotiable instruments, commercial paper and other property, and agrees that none of the foregoing, should there be any, shall discharge or affect in any way the liability of the undersigned hereunder; (c) agrees that all rights and remedies of Landlord under said Lease and hereunder shall survive and not be affected by any such discharge, moratorium or other relief granted any person primarily or secondarily liable in any proceeding under federal or state law relating to bankruptcy, insolvency or the relief or rehabilitation of debtors, or any disaffirmance or rejection of the Lease in such proceedings, and any consent by Landlord to, or participation by Landlord in the proceeds of, any assignment, trust or mortgage for the benefit of creditors, or any composition or arrangement of debts, may be made without the undersigned being discharged or affected in any way thereby; (d) waives any right to require marshaling or exhaustion of any right or remedy against any person, collateral or other property; (e) subject to the other terms and provisions of this Guaranty, waives presentment, demand, protest and notice of default, nonpayment and protest and all demands, notices and suretyship defenses generally; and (f) agrees that upon the existence and continuance of a Default under the Lease, Landlord may have and maintain an action upon this Guaranty against the undersigned and in like manner may have and maintain successive actions upon this Guaranty for each and every other such continuing Default; the undersigned expressly agreeing hereby that its obligation hereunder shall not be exhausted by any such action or by any number of such successive actions until and unless each of the Tenant Obligations shall have been fully performed.

         This Guaranty shall be absolute and continuing. Landlord shall not be required to pursue any remedies that it may have against Tenant or pursue any security or other parties as a condition to the enforcement of this Guaranty. It is understood and agreed that Guarantor may be joined in any action against Tenant and that recovery may be had against Guarantor in such action, or in any independent action against Guarantor. This Guaranty shall not in any way be affected or impaired by reason of Landlord asserting against Tenant any rights or remedies reserved to the Landlord pursuant to the Lease, or available at law or in equity, including any termination of the Lease or re-entry into the Premises. If at any time payment of any of the Tenant Obligations under the Lease is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the

Tenant, the obligations of the Guarantor with respect to such payment shall be reinstated at such time as though such payment had not been made.

         Until all Tenant Obligations under the Lease are fully paid and satisfied, Guarantor (a) shall have no right of subrogation against Tenant by reason of Guarantor's performance under this Guaranty or monies or obligations owed by Tenant to Guarantor; (b) waives any right to enforce any remedy which Guarantor now has or may hereafter have against Tenant by reason of Guarantor's performance under this Guaranty and (c) subordinates any liability or indebtedness of Tenant now or hereafter held by or owed to Guarantor to the Tenant Obligations.

         This Guaranty and the obligations of the Guarantor under this Guaranty shall not be modified, discharged, waived or terminated except by an agreement in writing signed by Guarantor and Landlord.

         This Guaranty shall bind Guarantor and the successors and assigns of Guarantor. This Guaranty may be freely assigned, transferred or hypothecated by Landlord and shall run in favor and inure to the benefit of Landlord, its successors and assigns, and each subsequent holder of Landlord's interest under the Lease. References to the term "Tenant" shall be deemed to include Tenant's successors and assigns.

         This Guaranty shall be governed by and construed in accordance with ___________________ law. Guarantor agrees to be subject to the jurisdiction of the courts of _______________________________. If this Guaranty is enforced by suit or otherwise, Guarantor shall reimburse Landlord, upon demand, for all reasonable expenses incurred in connection therewith, including reasonable attorney's fees.

         Notices to the Guarantor shall be sent by certified or registered mail to the address of ___________________________________________________________,
and shall be effective upon being deposited in the United States mail, postage prepaid. Alternatively, notices may be sent by Federal Express or other recognized delivery service and shall be effective upon delivery to Guarantor at _______________________________________. Guarantor may change its address by giving written notice to Landlord in accordance with this provision.

         Guarantor shall have the right to give written notice to Landlord in accordance with the Lease if at any time subsequent to the execution of this Guaranty, the then current Tenant under the Lease is not a subsidiary or affiliate of Guarantor. By its acceptance of this Guaranty, Landlord thereafter agrees to give written notice to Guarantor of any event, which, with the giving of notice or the passage of time, or both, would constitute a Default under the Lease, and Guarantor shall have the same grace period afforded to the Tenant under the Lease in which to cure the default in question.

         Guarantor represents and warrants that it has the legal right and capacity to execute this Guaranty, and each person executing this Guaranty on behalf of Guarantor covenants and warrants that he is duly authorized by the board of directors of Guarantor to execute and deliver this Guaranty on behalf of the Guarantor.

         WITNESS the execution hereof under seal as of the________ day of___________________________,___________.


                                  GROUP 1 AUTOMOTIVE, INC.


                                  By:                                  (SEAL)
                                     ----------------------------------
                                     Its:
                                         ------------------------------